Exhibit (i)

                           Drinker Biddle & Reath LLP
                                   Law Offices
                             18th and Cherry Streets
                             Philadelphia, PA 19103
                                  215-988-2700
                               (Fax) 215-988-2757

December 7, 2001

The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway, Suite 100
Wilmington, Delaware 19809

                  RE: SHARES REGISTERED BY POST-EFFECTIVE AMENDMENT NO. 76 TO REGISTRATION STATEMENT ON FORM N-1A (FILE NO. 33-20827)
                       -------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 76 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"). The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $.001 par value per share (collectively, the "Shares"), with respect to the Company's Money Market, Municipal Money Market, Government Money Market, Boston Partners Large Cap Value, Boston Partners Mid Cap Value, Boston Partners Bond, Boston Partners Small Cap Value Fund II, Boston Partners Long/Short Equity, Boston Partners, Schneider Small Cap Value and Bogle Small Cap Growth Portfolios:


PORTFOLIO                                   CLASS                      AUTHORIZED SHARES
---------                                   -----                      -----------------

Money Market                                L                          1.5 billion
                                            G                          500 million
                                            I                          1.5 billion
                                            Principal Money            700 million

Municipal Money Market                      M                          500 million
                                            H                          500 million
                                            J                          500 million

Government Money Market                     N                          500 million
                                            K                          500 million


Boston Partners Large Cap Value             QQ                         100 million
                                            RR                         100 million

Boston Partners Mid Cap Value               UU                         100 million
                                            TT                         100 million

Boston Partners Long/Short Equity           III                        100 million
                                            JJJ                        100 million

Boston Partners                             KKK                        100 million
                                            LLL                        100 million

Boston Partners Bond                        VV                         100 million
                                            WW                         100 million

Boston Partners Small Cap Value II          DDD                        100 million
                                            EEE                        100 million

Schneider Small Cap Value                   YY                         100 million

Bogle Small Cap Growth                      NNN                        100 million
                                            OOO                        100 million

The Amendment seeks to register an indefinite number of the Shares.

                  We have reviewed the Company's Certificate of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

                  Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectuses offering the Shares and in accordance with the Company's Articles of Incorporation and the Documents for not less than $.001 per share, will be legally issued, fully paid and non-assessable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 76 to the Company's Registration Statement.

                                             Very truly yours,

                                             /S/ DRINKER BIDDLE & REATH LLP
                                             ------------------------------
                                             DRINKER BIDDLE & REATH LLP